EXHIBIT 10.1
                            WEATHERFORD ENTERRA, INC.

                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  MAY 15, 1997

ARTICLE I.   ESTABLISHMENT, PURPOSE AND DURATION

      1.1 ESTABLISHMENT OF THE PLAN. Weatherford Enterra, Inc. (the "Company"), hereby establishes an incentive compensation plan to be known as the Weatherford Enterra, Inc. Non-Employee Director Stock Option Plan (the "Plan"), as set forth in this document. The Plan permits the grant of Non-qualified Stock Options to Non-employee Directors, subject to the terms and provisions set forth herein.

            The Plan was adopted by the Board of Directors of the Company on March 16, 1995 (the "Effective Date") and approved by the stockholders of the Company at the 1995 annual stockholders' meeting. Certain amendments to the Plan were adopted by the Board of Directors on March 11, 1997, and approved by a majority of stockholders of the Company at the 1997 stockholders' meeting.

      1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Non-employee Directors to those of the Company's stockholders by providing them with additional incentive through an increase in their proprietary interest in the success of the Company - thereby encouraging them to continue in their present capacity.

      1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 15, 2005.

ARTICLE 2.   DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.

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            (a)   "Award" means a grant of Non-qualified Stock Options under the
Plan.

            (b) "Award Agreement" means an agreement entered into by and between the Company and a Non-employee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

            (c) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

            (d) "Change of Control" of the Company shall mean: a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") acquires of beneficial ownership of 20 percent or more of either (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), a Person shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; (b) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company before such election (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and outstanding voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the outstanding Shares and the outstanding voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of

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the board of directors of the corporation resulting from such Corporate
Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or (d) approval by the stockholders of the Company of a complete liquidation of the Company. The Committee shall determine whether a Change of Control has occurred within the herein meaning and shall determine whether any such Change of Control has been approved, recommended or supported by the Board of Directors of the Company, and its determination shall be final and conclusive.

            (e) "Change of Control Price" shall mean, the higher of (i) the highest reported sales price of a Share in any transaction reported on the New York Stock Exchange during the 60-day period prior to and including the date of the approval by the stockholders of the Company of such merger, sale of assets or dissolution or the occurrence of the Change of Control and (ii) if the Change of Control is the result of a tender or exchange offer, the highest price per Share paid in such tender or exchange offer; provided, however, that in the case of an Option which is held by a Participant who is subject to Section 16(b) of the Exchange Act and was granted within six months of the occurrence of a Change of Control, then the Change of Control Price for such Option shall be the Fair Market Value of the Stock on the date such Option is canceled.

            (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (g) "Company" means Weatherford Enterra, Inc., a Delaware corporation, or any successor thereto.

            (h) "Director" means any individual who is a member of the Board of Directors of the Company.

            (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3).

            (j) "Employee" means any full-time, non-union, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

            (l) "Fair Market Value" means the average of the high and low sales prices per Share (as reported on the New York Stock Exchange on the relevant

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measuring date, or if there were no sales on the New York Stock Exchange on that date, then as of the next following date on which there were sales).

            (m) "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

            (n) "Non-qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein.

            (o) "Option" means a Non-qualified Stock Option granted under the Plan.

            (p) "Option Price" means the price at which a Share may be purchased under an Option.

            (q) "Participant" means a Non-employee Director of the Company who has outstanding a viable Award granted under the Plan.

            (r) "Retirement" means retirement from the Board in accordance with any retirement policy then in effect as respects Non-employee Directors.

            (s) "Shares" means the shares of common stock, $0.10 par value, of the Company.

ARTICLE 3.   ADMINISTRATION

      3.1 THE BOARD OF DIRECTORS. The Plan shall be administered by the Compensation and Stock Plans Committee (the "Committee") of the Board of Directors of the Company, subject to the restrictions set forth in the Plan. If the Committee is not composed solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3 of the Exchange Act) of the Company, then such additional or different persons shall be appointed by the Board of Directors to act for purposes of administering the Plan so that the Committee administering the Plan shall be composed solely of two or more "NonEmployee Directors".

      3.2 ADMINISTRATION BY THE BOARD OF DIRECTORS. The Board shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan and Rule 16b-3. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the number, the value, the vesting period or the timing of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan).

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      3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders and employees, the Participants and their estates and beneficiaries.

ARTICLE 4.   SHARES SUBJECT TO THE PLAN

      4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares with respect to which Options may be granted shall not exceed 48,500.

      4.2 SHARE COUNTING. For purposes of determining at any time the number of Shares that remain available for grant under this Plan, the number of Shares then authorized pursuant to Section 4.1 of the Plan shall be (i) decreased by the "gross" number of Shares issued pursuant to exercised Awards, (ii) decreased by the "gross" number of Shares issuable pursuant to outstanding unexercised Awards, and (iii) increased by the difference between the "gross" number of Shares and the "net" number of Shares issued pursuant to exercised Awards. As used herein, the "gross" number of Shares refers to the maximum number of Shares that may be issued upon the exercise of an Award. The "net" number of Shares refers to the net number of Shares actually issued to an Award holder upon exercise of an Award, after reducing the "gross" number of Shares by the number of Shares tendered back to the Company in payment of the Award's exercise price for the satisfaction of any tax payment obligation. If a Participant shall forfeit, voluntarily surrender or otherwise permanently lose his or her right to exercise and Award under any provisions of this Plan or otherwise, or if any Award shall terminate or expire pursuant to its terms, the Shares subject to the Award shall once again be available to be awarded and sold under this Plan pursuant to a new Award grant hereunder.

      4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, combination of Shares or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Awards as may be determined to be appropriate and equitable by the Board in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that no such adjustment shall be made if the adjustment may cause the Plan to fail to comply with the "formula award" exception for grants of Awards to Directors, as set forth in Rule 16b-3(c)(ii)(A) of the Exchange Act.

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ARTICLE 5.   ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non- employee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

      5.2 ACTUAL PARTICIPATION. All eligible Non-employee Directors shall receive grants of Options pursuant to the terms and provisions set forth in
Article 6 herein.

ARTICLE 6.   NON-QUALIFIED STOCK OPTIONS

      6.1   INITIAL GRANT OF OPTIONS.

            (a) For so long as the Plan is in effect and shares are available for grant of Options, each individual who is a Non-employee Director on the Effective Date shall be granted an Option to purchase 2,500 Shares.

            (b) For so long as the Plan is in effect and shares are available for the grant of Options, any individual who becomes a Non-employee Director after the Effective Date shall be granted an Option to purchase 2,500 Shares upon his or her election or appointment as director.

      6.2 SUBSEQUENT GRANTS OF OPTIONS. For so long as the Plan is in effect and shares are available for the grant of Options, on the day following each annual meeting of stockholders, beginning with the meeting after the Effective Date, each Non-employee Director shall be granted an Option to purchase 2,000 Shares.

      6.3 LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Section 6.1 and 6.2 herein, no additional Options shall be granted under the Plan.

      6.4 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option and such other provisions as the Board shall determine.

      6.5 OPTION PRICE. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

      6.6 DURATION OF OPTIONS. Except as otherwise provided herein, each Option shall expire on the tenth (10th) anniversary date of its grant.

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      6.7   VESTING AND EXERCISABILITY OF SHARES SUBJECT TO OPTION.

            (a) Subject to the terms of the Plan, Options granted pursuant to Sections 6.1 and 6.2 hereof shall vest and become exercisable six (6) months after the date of grant, provided that the Participant is serving as a Director on the vesting date.

            (b) Regardless of the vesting schedule set forth hereinabove, all Options held by a Participant shall immediately become 100 percent vested and exercisable upon the first to occur of the following events, provided that he or she is then serving as a Director:

                  1)     The death of the Participant;

                  2)     The Disability of the Participant;

                  3)     The Retirement of the Participant; or

                  4) The effective date of a Change in Control of the Company;

provided, however, that in the discretion of the Committee, on a case-by-case basis, the options may become 100 percent vested and exercisable in the event a Participant (a "withdrawing Non-employee Director") terminates his or her service as a member of the Board (A) for reasons of personal or financial hardship; (B) to serve in any governmental, diplomatic or any other public service position or capacity; (C) to avoid or protect against a conflict of interest of any kind; (D) on the advice of legal counsel; or (E) for any other extraordinary circumstance that the Board determines to be comparable to the foregoing. The withdrawing Non-employee Director shall abstain from participating in any determination made by the Committee with respect to any matter relating to the foregoing.

      6.8   TERMINATION OF DIRECTORSHIP.

            (a) In the event a Participant ceases to be a Director for any reason other than death, Disability or Retirement, all Options not vested as of the effective date of such cessation shall be forfeited and shall revert back to the Company (with no further vesting to occur). All Options which are vested as of such date shall remain exercisable for six (6) months following the date on which the Director's service on the Board of Directors terminates, or until their expiration date, whichever period is shorter.

            (b) In the event a Participant ceases to be a Director by reason of his or her death, all Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such persons

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that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

            (c) In the event a Participant ceases to be a Director by reason of his or her Disability or Retirement, all Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the effective date of such cessation, whichever period is shorter, by the Participant.

      6.9   EXERCISE OF OPTIONS.

            (a) Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The date of the notice letter shall be the "Notice Date".

            (b) The Option Price upon exercise of any Option shall be payable to the Company in full (a) in cash or its equivalent, (b) with previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price, and provided further that at the time of exercise the Company has unrestricted earned surplus in an amount not less than the Option Price of such Shares, all accrued cumulative preferential dividends and other current preferential dividends on all outstanding preferred stock of the Company have been fully paid, the reacquisition or exchange between the Company of its own Shares for such purpose is permitted by applicable law and without the consent of stockholders and the Board shall have adopted a resolution, which remains in full force and effect, authorizing such reacquisition of Shares), (c) by a combination of (a) and (b). Alternatively, subject to the provisions of Rule 16b-3 of the Exchange Act, payment of the Option Price may be made by the Participant's delivering to the Company the exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company an amount equal to the Option Price of such Shares, such amount being either from loan proceeds or from the sale of the Shares to be issued to the Participant.

      6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares; provided, however, that no such restrictions shall be imposed if the restriction could result in the failure to comply with the "formula award" exception for grants of Awards to Directors, as set forth in Rule 16b-3(c)(ii)A) of the Exchange Act.

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      6.11 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 7.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

      The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of Shares outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of Shares subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of Shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of Shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of Shares then reserved that number and class of Shares that would have been received by the owner of an equal number of outstanding Shares of each class of stock as the result of the event requiring the adjustment.

      Notwithstanding any other provision of this Article 7, if a Change of Control occurs, the Participant shall have the right, within 60 days after the occurrence of such Change of Control, to elect to surrender all or part of such Options outstanding, irrespective of whether such Options are then exercisable, in exchange for a cash payment by the Company in an amount equal to the number of Shares subject to the Option held by such Participant multiplied by the difference between the Change of Control Price and the Option Price of a particular Option; provided, however, that if the occurrence of an event specified herein is within six months after the date of grant of a particular Option held by a Participant who is subject to Section 16(b) of the Exchange Act, any cash payment to the Participant shall be made on the day which is six months and one day after the date of grant of such Option. Notwithstanding the foregoing, if any

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right granted pursuant to the foregoing would make any of the occurrences specified above ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, the Participant shall receive Shares with a Fair Market Value equal to the cash that would otherwise be payable hereunder in substitution for the cash. If a Participant does not elect to surrender all outstanding Options for a cash payment (or Shares) as provided above, such Options, or replacement or substitution Options to be issued by the surviving or acquiring corporation, shall become fully exercisable, to the extent they are not, and shall remain exercisable for seven months after the Participant's termination of the Non- employee Director's term or until the stated expiration of the term of the Option, whichever is shorter. In the event that the consideration offered to stockholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

ARTICLE 8.   AMENDMENT, MODIFICATION AND TERMINATION

      8.1 Subject to the terms set forth in this Section 8.1, the Board may amend, modify or terminate the Plan at any time from time to time, provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Directors, the price of securities awarded to Directors and the timing of awards to Directors, may not be amended more than once within any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

      8.2 Without the approval of the stockholders of the Company (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto) no such amendment, modification or termination may:

            (a) increase the total number or value of Shares which may be available for grant of Awards under the Plan, except as provided in Section 4.3 herein; or

            (b) change of the class of Participants eligible to participate in the Plan; or

            (c) materially increase the cost of the Plan or materially increase the benefits accruing to Participants.

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      8.3 Unless required by law, no amendment, modification or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

      8.4 No Award shall be granted pursuant to the Plan after March 15, 2005.

ARTICLE 9.   MISCELLANEOUS

      9.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      9.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      9.3 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

      9.4 SHARES AVAILABLE. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

      9.5 ADDITIONAL COMPENSATION. Shares granted under the Plan shall be in addition to any annual retainer, attendance fees or other compensation payable to each Participant as a result of his service on the Board.

      9.6   REQUIREMENTS OF LAW.

            (a) The granting of Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares shall constitute or result in a violation by the Participant or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Securities Act"), upon exercise of any Option, the Company shall not be required to issue such Shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory

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to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive.

            (b) The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.

            (c) The Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

      "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

            (d) The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority.

      9.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

      9.8 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee and the Board of

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Directors, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract or otherwise.

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